                        MASTER-FEEDER SERVICES AGREEMENT

     AGREEMENT  made  as of  ______,  2006,  by and  between  GARTMORE  VARIABLE
INSURANCE  TRUST, a Delaware  statutory  trust  (hereinafter  referred to as the
"Trust") on behalf of each of its series listed on Appendix A hereto,  as it may be amended from time to time (each a "Fund," and collectively, the "Funds"), and
GARTMORE SA CAPITAL TRUST, a Delaware statutory trust  (hereinafter  referred to as the "Service Provider").

                                   WITNESSETH:

     WHEREAS,  the  Trust is  engaged  in  business  as an  open-end  management investment  company  registered  under the  Investment  Company Act of 1940,  as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Board of Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

     WHEREAS, the Trustees have established and designated each Fund as a series of the Trust; and

     WHEREAS,  the Trust  desires  to retain  the  Service  Provider  to provide master-feeder operational support services to each Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS,   the  Service  Provider  is  willing  to  provide   master-feeder
operational support services to each Fund on the terms and conditions  hereafter set forth;

     NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  covenants hereinafter  contained,  the  Trust and the  Service  Provider  hereby  agree as follows:

                                    ARTICLE I

                         Duties of the Service Provider

     The Trust hereby employs the Service  Provider to direct the  master-feeder operational  support services described below,  subject to review by and overall control of the  Trustees,  for the period  and on the terms and  conditions  set forth in this Agreement. The Service Provider hereby accepts such employment and agrees  during such period,  at its own expense,  to render,  or arrange for the rendering of, such services and to assume the  obligations  herein set forth for the  compensation  provided  for herein.  The Trust  acknowledges  that  certain services provided for hereunder may be performed by entities that are affiliates of the  Service  Provider  ("Affiliates"),  although  in any such  instance  the
Service  Provider  shall  remain  liable to the  Trust  therefore.  The  Service
Provider  and its  Affiliates  shall  for all  purposes  herein  be deemed to be independent  contractors  and shall,  unless  otherwise  expressly  provided  or authorized,  have no authority to act for or represent  the Trust or any Fund in any way or otherwise be deemed agents of the Trust or any Fund.

     (a)  Master-Feeder  Services.  The Service Provider shall provide effective operational  support  for the Trust and each  Fund that  invests  all of its net assets in another  investment company with the identical  investment  objectives and policies (each a "Feeder Fund" and a "Master Fund," respectively), including the  services  required  of the  Feeder  Funds as set  forth in a  Master-Feeder
Participation  Agreement between the Trust on behalf of one or more Feeder Funds and a Master Fund (the  "Participation  Agreement").  The Service Provider shall arrange for or conduct the full operations of the Feeder Funds,  such duties and obligations to include, but not be limited to:

     (i) providing  information to the Board of Trustees enabling it to make all necessary  decisions  of whether to invest the assets of a Feeder Fund in shares of a particular Master Fund, if any;

     (ii) monitoring the ongoing  investment  performance of the Master Fund and
its  respective  service   providers,   and  the  level  of  expenses  borne  by
shareholders of the Master Fund;

     (iii) coordination with the Master Fund's board of directors,  officers and service providers to obtain all information, reports, certifications, signatures and other  materials  necessary  for the  composition  and  filing of the Feeder
Fund's  registration  statements,   shareholder  reports  and  other  disclosure
materials;

     (iv)  coordinating  financial  statement  reports  with those of the Master
Fund;

     (v)  coordination  with the Master Fund's board of directors,  officers and service providers to obtain all information, reports, certifications, signatures and other materials necessary to enable the Feeder Funds to prepare and maintain such processes, materials and/or reports (including effecting the filing thereof with  the  appropriate  regulatory  agencies)  as may be  necessary  or  prudent pursuant to the Sarbanes-Oxley Act of 2002;

     (vi) effecting daily trades into or from the Master Fund, settling all such transactions and performing trading and settlement reconciliations;

     (vii)  establishing and maintaining  operational  connectivity  between the
Feeder Fund and the Master Fund and continuing monitoring to prevent or minimize any resulting disadvantage to Feeder Fund shareholders;

     (viii)  facilitation  of  distribution  of Master  Fund proxy  solicitation materials to Feeder Fund shareholders and/or coordination with the Master Fund's officers and service providers to incorporate Master Fund proxy information into
Feeder Fund proxy solicitation materials;

     (ix)  coordination with the Master Fund's officers and service providers to enable the Feeder  Funds to compile  and  maintain  their  respective  books and records as may be legally required or reasonably necessary or prudent;

     (x) such  activities  as are  necessary  for the  design,  development  and maintenance of each Feeder Fund as a product offering to Trust shareholders;

     (xi)  providing   regular  and  special  reports,   information  and  other
educational  materials to the Board of Trustees concerning any particular Feeder
Fund-Master Fund structure or of master-feeder fund structures in general; and

     (xii)  providing such other services as are necessary or appropriate to the efficient  operation  of the Feeder Funds with  respect to their  investment  in corresponding Master Funds.

     Notwithstanding any provision herein to the contrary,  it is understood and acknowledged  that the Service Provider shall have no  responsibility to provide direct  portfolio  management  services,  including  but not  limited  to making recommendations  as to the selection of individual  investment  securities,  the amounts  thereof or the timing or nature of their  respective  purchases  and/or sales.

                                   ARTICLE II

                       Allocation of Charges and Expenses

     (a) The Service  Provider.  The Service  Provider assumes and shall pay, or cause its Affiliate to pay, for maintaining the staff and personnel necessary to perform its  obligations  under this  Agreement,  and shall, at its own expense, provide the office  space,  facilities  and  necessary  personnel to perform the services  which it is obligated to provide under  Article I hereof.  The Service
Provider shall pay, or cause its Affiliate to pay,  compensation of all Officers of the Trust and all  Trustees  of the Trust who are  affiliated  persons of the
Service Provider or of an Affiliate of the Service Provider.

     (b) The  Trust.  The  Trust  assumes  and shall pay or cause to be paid all other  expenses  of the  Trust  and  each  Feeder  Fund  under  this  Agreement, including,  without limitation:  (i) interest and taxes; (ii) insurance premiums for fidelity and other coverage requisite to its operations;  (iii) compensation and expenses of its trustees other than those  associated or affiliated with the
Service  Provider;  (iv) legal and audit  expenses;  (v)  custodian and transfer agent fees and expenses; (vi) expenses incident to the redemption of its shares;
(vii) expenses  incident to the issuance of its shares against payment  therefor by or on behalf of the subscribers thereto; (viii) fees and expenses, other than as herein above provided,  incident to the registration  under Federal and state securities  laws of  shares of each  Fund for  public  sale;  (ix)  expenses  of printing  and mailing  reports,  prospectuses,  notices and proxy  materials  to shareholders  of each  Fund;  (x)  except as noted  above,  all  other  expenses incidental  to  holding  meetings  of the  Funds'  shareholders;  and (xi)  such
extraordinary   non-recurring  expenses  as  may  arise,  including  litigation, affecting a Fund and any legal  obligation which the Trust may have on behalf of a Fund to indemnify its officers and trustees with respect thereto.

                                   ARTICLE III

                      Compensation of the Service Provider

     (a) Master-Feeder  Services Fees. For the services rendered hereunder,  the facilities  furnished and expenses assumed by the Service Provider,  each Feeder
Fund shall pay to the Service  Provider at the end of each calendar  month a fee based upon the average  daily value of the net assets of such  Feeder  Fund,  as determined and computed in accordance with the description of the  determination of net asset value  contained in the  prospectus  and  statement  of  additional information,  at the annual rate of twenty-five basis points (0.25%), commencing on the day following  effectiveness  hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month,  compensation  for that part of the month this  Agreement  is in effect shall be prorated in a manner  consistent with the calculation of the fee as set forth above.  Payment of the Service  Provider's  compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated  above. During any period when the determination of net asset value is  suspended  by the  Trustees,  the net asset  value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each  succeeding  business day until it is again determined.

                                   ARTICLE IV

                 Limitation of Liability of the Service Provider

     The  Service  Provider  shall not be liable  for any error of  judgment  or mistake  of law or for  any  loss  arising  out of any  act or  omission  in the performance of its obligations  hereunder,  except for willful misfeasance,  bad faith or gross  negligence  in the  performance  of its duties,  or by reason of reckless  disregard of its  obligations  and duties  hereunder.  As used in this
Article IV, the term  "Service  Provider"  shall  include any  affiliates of the
Service Provider performing services for the Trust or a Fund contemplated hereby and  partners,  shareholders,  directors,  officers and employees of the Service
Provider and such Affiliates.

                                    ARTICLE V

                       Activities of the Service Provider

     The services of the Service  Provider to the Trust and the Funds are not to
be deemed to be exclusive,  and the Service  Provider and each Affiliate is free to  render  services  to  others.  It is  understood  that  Trustees,  officers, employees  and  shareholders  of the  Trust  and  any  Fund  are  or may  become interested in the Service Provider and its affiliates,  as directors,  officers, employees,  partners,  shareholders or otherwise,  and that the Service Provider and directors,  officers,  employees,  partners and  shareholders of the Service
Provider and its Affiliates are or may become similarly  interested in the Trust or a Fund as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

     This Agreement shall become effective with respect to a Fund as of the date such Fund commences investment  operations as a Feeder Fund, and shall remain in force with  respect to such Fund for two (2) years  thereafter,  and  thereafter continue from year to year, but only so long as the Fund continues to operate as a Feeder Fund and such continuance is specifically approved at least annually by
(i) the Trustees,  and (ii) a majority of those  Trustees who are not parties to this  Agreement  or  interested  persons  of any such  party cast in person at a meeting called for the purpose of voting on such approval.

     This  Agreement may be  terminated at any time,  without the payment of any penalty,  by the Trustees or with respect to a Fund by the vote of a majority of the outstanding  voting securities of such Fund, or by the Service Provider,  on sixty  (60)  days'  written  notice to the other  party.  This  Agreement  shall automatically terminate in the event of its assignment.

                                   ARTICLE VII

                          Amendments of this Agreement

     This  Agreement may be amended,  with respect to all or only certain of the
Funds,  by the parties  only if such  amendment  is  specifically  approved by a majority of those  Trustees who are not parties to this  Agreement or interested persons of any such party cast in person at a meeting  called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          Definitions of Certain Terms

     The  terms  "vote  of  majority  of  the  outstanding  voting  securities,"
"assignment,"  "affiliated  persons" and "interested  person," when used in this
Agreement,  shall  have the  respective  meanings  specified  in the  Investment
Company Act and the Rules and Regulations thereunder,  subject, however, to such exemptions as may be granted by the  Securities  and Exchange  Commission  under said Act.

                                   ARTICLE IX

                                  Governing Law

     This Agreement  shall be construed in accordance with the laws of the State of Delaware and the applicable  provisions of the Investment Company Act. To the extent  that  the  applicable  laws  of the  State  of  Delaware,  or any of the provisions  herein,  conflict with the  applicable  provisions of the Investment
Company Act, the latter shall control.

                                    ARTICLE X

                      Limitation of Obligation of each Fund

     The  obligations of each Fund  hereunder  shall be limited to the assets of that Fund,  shall be separate from the  obligations  of each other series of the
Trust,  and no Fund shall be liable for the  obligations  of any other series of the Trust.

                                   ARTICLE XI

                 Disclaimer of Trustee or Shareholder Liability

     The Service  Provider  understands  and agrees that the  obligations of the
Trust under this  Agreement are not binding upon any trustee or  shareholder  of the Trust or Fund  personally,  but bind only the Trust but only with respect to the Fund's property.  The Service Provider  represents that it has notice of the provisions  of the  Declaration  of Trust of the Trust  disclaiming  trustee  or shareholder liability for acts or obligations of the Trust.

     IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered  this
Agreement as of the date first above written.  This Agreement may be executed by the parties hereto on any number of counterparts,  all of which shall constitute one and the same instrument.

             GARTMORE VARIABLE INSURANCE TRUST

             By: ____________________________

             Name: __________________________

             Title: ___________________________

             GARTMORE SA CAPITAL TRUST

             By: ____________________________

             Name: __________________________

             Title: ___________________________

                                   APPENDIX A

NAME OF FUND

American Funds GVIT Growth Fund
American Funds GVIT Global Growth Fund
American Funds GVIT Asset Allocation Fund
American Funds GVIT Bond Fund